                                                                     Exhibit 4-b
                                                                     -----------
                                                    ILLINOIS COMMERCE COMMISSION
                                                         Identification No. 5850


                        ILLINOIS BELL TELEPHONE COMPANY
                     6 5/8% DEBENTURES DUE FEBRUARY 1, 2025

CUSIP No. 451794AT8
No. R-1                                                    U.S. $ 100,000,000

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          ILLINOIS BELL TELEPHONE COMPANY, a corporation duly organized and existing under the laws of Illinois (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED MILLION UNITED STATES DOLLARS ($100,000,000) on February 1, 2025 and to pay interest thereon from and including February 1, 1994, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for in arrears. Interest will be paid semi-annually in arrears on February 1 and August 1 in each year (each an "Interest Payment Date") commencing August 1, 1994, at the rate of 6 5/8% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment shall be legally enforceable) interest shall accrue on any overdue principal at the rate per annum in effect at the time such principal was due and payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Dates for such interest, which shall be the January 15 and July 15, respectively (whether or not a Business Day), next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois or the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment may be made by wire transfer to an account maintained by such Person with a bank in the continental United States (so long as the Company has received proper transfer instructions in writing).

          THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                         [signatures on following page]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                            ILLINOIS BELL TELEPHONE COMPANY


DATED: February 4, 1994                     By:____________________________
                                                 Authorized Officer

[Seal]

ATTEST:


- ------------------------------



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated and referred to in the within-mentioned Indenture.


                                            HARRIS TRUST AND SAVINGS BANK,
                                            as Trustee


                                            By:____________________________
                                                 Authorized Officer

                        ILLINOIS BELL TELEPHONE COMPANY
                     6 5/8% DEBENTURES DUE FEBRUARY 1, 2025


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1992 (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto (and each Officer's Certificate delivered to the Trustee thereunder) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

          Interest payments for this Security will include interest accrued to, but excluding, the Interest Payment Dates. Interest payments on this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          This Security will not be redeemable prior to February 1, 2004; on and after that date and prior to maturity, on not less than 30 days' nor more than 60 days' notice given as provided in the Indenture, this Security will be redeemable, at the option of the Company, as a whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount) for the twelve-month period beginning February 1 of the years indicated below, together with accrued interest to the date of redemption:


                     Redemption                              Redemption
Year                    Price             Year                  Price
- ----                 ----------           ----               ----------
2004................  101.904%            2009..............  100.952%
2005................  101.714%            2010..............  100.762%
2006................  101.523%            2011..............  100.571%
2007................  101.333%            2012..............  100.381%
2008................  101.142%            2013..............  100.190%


and thereafter at 100% of the principal amount.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of specified percentages in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in Chicago, Illinois, or the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          This Security is exchangeable only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this global Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing, provided that the certificated Securities so issued in exchange for this permanent global Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent global Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Security Registrar by or on behalf of a Person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and this Security shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as supplemented by any supplemental indenture and each Officer's Certificate delivered to the Trustee thereunder.

                              ____________________

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN  - as joint tenants with right of survivorship and not as tenants in common
          UNIF GIFT MIN ACT -

               ____________________ Custodian ____________________
                      (Cust)                           (Minor)

               Under Uniform Gifts to Minors Act

               ____________________________________________________
                                     (State)

     Additional abbreviations may also be used though not in the above list.
                              ____________________


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

     PLEASE INSERT SOCIAL SECURITY OR
   OTHER IDENTIFYING NUMBER OF ASSIGNEE
- ------------------------------------------


- ------------------------------------------


- --------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
- --------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:                              ______________________________
                                              Signature
Signature Guaranteed By:


______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                      -8-